SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 21, 2005 (October 21, 2005)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51435	20-2535684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
1380 Rt. 286 East. Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 18, 2005, Superior Well Services, Inc. (the “Company”) and its two operating partnerships, Superior Well Services, Ltd. and Bradford Resources, Ltd., entered into a new 3-Year Credit Facility (the “2005 Facility”) with their existing lender, Citizens Bank of Pennsylvania, providing a $20 million revolving credit facility for general corporate purposes. The 2005 Facility will expire in October 2008, and replaces the Company’s existing $9.5 million Credit Agreement with Citizens Bank of Pennsylvania. Borrowings under the new facility bear interest at the rates specified in the agreement, and the agreement contains leverage ratio and net worth covenants. The 2005 Facility is secured by the Company’s accounts receivable, inventory and equipment. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
10.1 Credit Agreement, dated as of October 18, 2005, among Superior Well Services, Inc., Superior Well Services, Ltd, and Bradford Resources, Ltd. and Citizens Bank of Pennsylvania.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President &
Chief Financial Officer

Dated: October 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of October 18, 2005, among Superior Well Services, Inc., Superior Well Services, Ltd, and Bradford Resources, Ltd. and Citizens Bank of Pennsylvania.